UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2024, Virpax Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the resignation of Dr. Eric Floyd from the Company’s Board of Directors (the “Board”) and Audit Committee on September 20, 2024, the Company was no longer in compliance with Nasdaq’s independent director and Audit Committee requirements under Listing Rules 5605(b)(1) and 5605(c)(2).

The letter from Nasdaq confirmed that, in accordance with Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company has been provided a cure period to regain compliance. The cure period allows the Company to remedy the deficiencies by the earlier of (i) its next annual shareholders’ meeting or (ii) September 20, 2025. If the next annual shareholders’ meeting is held before March 19, 2025, the Company must provide evidence of compliance no later than March 19, 2025.

On November 19, 2024, the Company appointed Ms. Esha Randhawa as an independent director and member of the Audit Committee. With Ms. Randhawa’s appointment, the Company believes it has regained compliance with Nasdaq’s independent director and Audit Committee composition requirements. The Company will notify Nasdaq of its compliance with these requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, the Company entered into an Independent Contractor Agreement (the “Agreement”) with Jatinder Dhaliwal, the Company’s Chief Executive Officer (the “CEO”) and a member of the Board, through his personal corporation, Jat Consulting Corp., a company incorporated under the laws of the Province of British Columbia, Canada.

Mr. Dhaliwal was appointed as the Company’s CEO on October 6, 2024. Under the Agreement, Mr. Dhaliwal will provide strategic leadership, oversight, and advisory services, including advancing the Company’s drug development programs and regulatory applications, achieving key regulatory milestones, and performing other responsibilities consistent with his position as CEO.

Mr. Dhaliwal brings extensive leadership experience in the pharmaceutical and biotechnology industries. His expertise positions him to lead the Company in achieving its strategic objectives.

There are no family relationships between Mr. Dhaliwal and any director, executive officer, or other significant person at the Company. Additionally, Mr. Dhaliwal has not been involved in any legal proceedings required to be disclosed under Item 401(e) of Regulation S-K in the past ten years.

Under the terms of the Agreement, the Company will pay Jat Consulting Corp. an annual fee of $200,000, payable in equal monthly installments, and milestone-based incentive payments tied to the achievement of key regulatory and clinical development objectives, including Investigational New Drug (IND) status, commencement of clinical trials, and FDA approval. The Agreement also includes confidentiality obligations that survive termination and provides for a severance payment equivalent to $200,000 in the event of termination without cause or resignation for good reason. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted in Item 3.01, on November 19, 2024, the Board appointed Ms. Esha Randhawa to serve as an independent director of the Company, effective immediately. Ms. Randhawa will serve as a member of (1) the Audit Committee, alongside Mr. Gary Herman and Ms. Judy Su, (2) the Compensation Committee, where she will serve as Chair alongside Mr. Herman and Ms. Su, (3) the Nominating and Corporate Governance Committee, where she will also serve as Chair alongside Mr. Herman and Ms. Su, and (4) the Science and Technology Committee, where she will serve alongside Mr. Dhaliwal, Ms. Su, and Ms. Katharyn Field.

Ms. Randhawa is an experienced pharmacist and entrepreneur with a strong background in pharmaceutical sciences. She holds a Bachelor of Pharmacy (B.Pharm.Sci.) degree, with a focus in Pharmaceutical Sciences, and a Bachelor of Science in Biology, both completed at The University of British Columbia (UBC) in Vancouver. Ms. Randhawa is the Co-Founder of Green Light Cannabis, where she applies her extensive knowledge of the healthcare and retail industries to develop innovative solutions and strategic initiatives. Her expertise in pharmaceutical sciences and business operations brings a unique perspective to the Board and supports the Company’s commitment to advancing its mission.

In connection with her service on the Board, Ms. Randhawa will receive compensation as a non-employee director as determined by the Board. There are no arrangements or understandings between Ms. Randhawa and any other person pursuant to which she was appointed as a director. Additionally, there are no transactions involving Ms. Randhawa that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On November 21, 2024, the Company issued a press release entitled, “Virpax Announces Agreement with the U.S. Department of Health and Human Services for the Developmental Extension for NES100 Towards IND for Acute and Chronic Non-Cancer Pain Alternative”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 22, 2024, the Company issued a press release entitled, “Virpax Announces Positive Results for the Swine Model Dose Range Finding Study for Probudur™”. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Independent Contractor Agreement, dated November 19, 2024, by and between Virpax Pharmaceuticals, Inc. and Jat Consulting Corp., the personal corporation of Mr. Jatinder Dhaliwal.
99.1	Press Release dated November 21, 2024
99.2	Press Release dated November 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: November 22, 2024	By:	/s/ Jatinder Dhaliwal
Jatinder Dhaliwal
Chief Executive Officer